                                                                    EXHIBIT 23.4
                                                                    ------------

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NTELOS Inc. ("NTELOS"), formerly known as CFW Communications Company ("CFW"), of our report dated February 14, 2000 relating to the financial statements of PrimeCo Personal Communications, L.P. Richmond Major Trading Area as of December 31, 1999, which appears in CFW's Current Report on Form 8-K dated July 10, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement and 8-K.

/s/ PricewaterhouseCoopers, LLP

Dallas, Texas
January 23, 2000